UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2024

Commission File Number: 1-35106

AMC Networks Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-5403694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11 Penn Plaza, New York, NY	10001
(Address of principal executive offices)	(Zip Code)

(212) 324-8500

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMCX	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 21, 2024, AMC Networks Inc. (the “Company”) completed a private unregistered offering (the “Offering”) of $143.75 million aggregate principal amount of its 4.25% convertible senior notes due 2029 (the “Notes”), which amount includes the full exercise of the initial purchasers’ option to purchase additional Notes. The Notes are guaranteed by each of the Company’s existing and future domestic subsidiaries that guarantee the Company’s credit facilities and the Company’s 4.25% Senior Notes due 2029 and 10.25% Senior Secured Notes due 2029 (the “Guarantors”), subject to certain exceptions, on a senior, unsecured basis.

The Notes were issued pursuant to an Indenture, dated as of June 21, 2024 (the “Indenture”), among the Company, the Guarantors and U.S. Bank Trust Company, National Association, as trustee (“Trustee”).

The Notes bear interest at a rate of 4.25% per year, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on February 15, 2025. The Notes will mature on February 15, 2029, unless earlier redeemed, repurchased or converted.

Subject to the terms of the Indenture, the Notes may be converted at an initial conversion rate of 78.5083 shares of Class A common stock, par value $0.01 per share, of the Company (“Class A Common Stock”) per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $12.74 per share of Class A Common Stock). Upon conversion of the Notes, the Company will pay or deliver, as the case may be, cash, shares of Class A Common Stock or a combination of cash and shares of Class A Common Stock, at the Company’s election, as described in the Indenture. Holders of the Notes may convert their Notes at their option at any time on or after November 15, 2028 until the close of business on the second scheduled trading day immediately preceding the maturity date. Holders of the Notes will also have the right to convert the Notes prior to November 15, 2028, but only upon the occurrence of specified events described in the Indenture. The conversion rate is subject to anti-dilution adjustments if certain events occur.

Prior to August 20, 2027, the Notes will not be redeemable. On or after August 20, 2027, the Company may redeem for cash all or part of the Notes (subject to certain exceptions), at its option, if the last reported sale price of the Class A Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any period of 30 consecutive trading days (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date. No sinking fund is provided for the Notes.

If certain corporate events (each defined in the Indenture as a “Make-Whole Fundamental Change”) occur prior to the maturity date of the Notes, and a holder elects to convert its Notes in connection with such corporate event, the Company will, under certain circumstances, increase the conversion rate for the Notes so surrendered for conversion by a number of additional shares of Class A Common Stock as specified in the Indenture. No adjustment to the conversion rate will be made if the price paid or deemed to be paid per share of Class A Common Stock in such corporate event is either less than $10.19 per share or exceeds $130.00 per share.

If a specified “Fundamental Change” (as defined in the Indenture) occurs prior to the maturity date of the Notes, under certain circumstances each holder may require the Company to repurchase all or part of its Notes at a repurchase price equal to 100% of the principal amount, plus accrued and unpaid interest to, but not including, the repurchase date.

Under the Indenture, the Notes may be accelerated upon the occurrence of certain events of default. In the case of an event of default with respect to the Notes arising from specified events of bankruptcy or insolvency of the Company or the Company’s Significant Subsidiaries (as defined in the Indenture), 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable. If any other event of default with respect to the Notes under the Indenture occurs or is continuing, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal amount of and accrued and unpaid interest, if any, on the Notes to be immediately due and payable.

The foregoing description of the Indenture and the Notes is a summary and is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference, and the form of global note representing the Notes, a copy of which is filed as Exhibit 4.2 hereto and is incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Company placed the Notes in a private placement under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes and shares of Class A Common Stock issuable upon the conversion of the Notes, if any, have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of June 21, 2024, by and among the Company, the Guarantors and U.S. Bank Trust Company, National Association, as Trustee.

4.2	Form of Global Note, representing AMC Networks Inc.’s 4.25% Convertible Senior Notes due 2029 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC NETWORKS INC.
(Registrant)

Dated: June 21, 2024	By: /s/ Anne G. Kelly
Anne G. Kelly
Executive Vice President and Corporate Secretary